EXHIBIT 99.1

Aligos Therapeutics Reports Recent Business Progress and First Quarter 2021 Financial Results

Advancement of Aligos’ drug candidates continues to be on track

SOUTH SAN FRANCISCO, Calif., May 10, 2021 (GLOBE NEWSWIRE) -- Aligos Therapeutics, Inc. (Nasdaq: ALGS), a clinical stage biopharmaceutical company focused on developing novel therapeutics to address unmet medical needs in viral and liver diseases, today reported recent business progress and financial results for the first quarter March 31, 2021.

"Despite the many challenges posed by the ongoing pandemic, Aligos’ 2021 activities remain on track,” said Lawrence Blatt, PhD, MBA, CEO of Aligos. “Our clinical stage programs continue to advance, with dosing in CHB patients commencing for both our STOPS™ and CAM programs. Additionally, our ASO and thyroid hormone receptor beta agonist programs remain on track to start clinical trials in the second half of this year. Everyone at Aligos remains focused on advancing these and our various non-clinical programs towards the next stage of development.”

Recent Business Progress

Aligos Portfolio of Drug Candidates:

Evaluation of ALG-000184, a small molecule class II capsid assembly modulator (CAM), was initiated in patients with CHB. The study (NCT04536337) is evaluating 28 days of once daily oral dosing of ALG-000184 or placebo in treatment naïve/currently not treated patients with CHB. Safety and antiviral data from the initial cohort(s) are expected in the second half of 2021.

Aligos’ CAM program represents one of several in the company’s chronic hepatitis B (CHB) portfolio that target different clinically validated mechanisms of action in the hepatitis B virus life cycle. The portfolio also includes ALG-010133, an S-antigen Transport-inhibiting Oligonucleotide Polymers (STOPSTM) molecule, ALG-020572, an antisense oligonucleotide (ASO), and ALG-020755, a small interfering RNA (siRNA) drug candidate. The properties of these candidates indicate that their use in combination could yield potentially best-in-class treatment regimens that may achieve higher rates of functional cure than current standard of care. For each of these drug candidates, Aligos plans to initially establish proof of concept as monotherapy in Phase 1 umbrella trials before evaluating them in combination in subsequent trials.

Financial Results for the First Quarter 2021

Net losses for the three months ended March 31, 2021 were $27.7 million or basic and diluted net loss per common share of $0.74 compared to net losses of $20.0 million or basic and diluted net loss per common share of $7.56 for the three months ended March 31, 2020.

Research and development (R&D) expenses for the three months ended March 31, 2021, were $22.9 million compared with $17.3 million for the same period of 2020. The increase in R&D expenses for this comparative period is primarily attributable to increased expenses related to the Company’s continued development of ALG-010133 and ALG-000184 clinical trial activities, as well as increases in salaries and employee-related expenses and preclinical programs. Total R&D stock-based compensation expense incurred for the three months ended March 31, 2021, was $1.7 million compared with $0.2 million for the same period for 2020.

General and administrative (G&A) expenses for the three months ended March 31, 2021, were $5.8 million compared with $3.4 million for the same periods of 2020. The increase in G&A expenses for this comparative period is primarily attributable to higher employee-related costs associated with the growth of the Company’s operations and additional professional and consulting services related to being a public company. Total G&A stock-based compensation expense incurred for the three months ended March 31, 2021, was $1.0 million compared with $0.2 million for the same period for 2020.

Cash, cash equivalents and marketable securities totaled $213.4 million as of March 31, 2021 compared with $243.5 million as of December 31, 2020.

About Aligos

Aligos Therapeutics, Inc. is a clinical stage biopharmaceutical company that was founded in 2018 with the mission to become a world leader in the treatment of viral infections and liver diseases. Aligos is focused on the discovery and development of targeted antiviral therapies for chronic hepatitis B (CHB) and coronaviruses as well as leveraging its expertise in liver diseases to create targeted therapeutics for nonalcoholic steatohepatitis (NASH). Aligos’ strategy is to harness the deep expertise and decades of drug development experience its team has in liver disease, particularly viral hepatitis, to rapidly advance its pipeline of potentially best-in-class molecules.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including, without limitation, statements regarding the continued advancement of Aligos’s clinical stage STOPS and CAM programs; the ASO and thyroid hormone receptor beta agonist programs remaining on track to start clinical trials in the second half of 2021; the advancement of these and various non-clinical programs towards the next stage of development; expectations that safety and antiviral data from the initial cohort(s) of the ALG-000184 study (NCT04536337) being available in the second half of 2021; the use of the candidates in Aligos’s CHB portfolio in combination yielding potentially best-in-class treatment regimens that may achieve higher rates of functional cure than current standard of care; and Aligos’s plans to initially establish proof of concept as monotherapy in Phase 1 umbrella trials for each of these CHB drug candidates before evaluating them in combination in subsequent trials.. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause our development programs, future results, performance or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including Aligos’s clinical-stage of development, the process of designing and conducting clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, Aligos’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of Aligos’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on our business of the worldwide COVID-19 pandemic. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Aligos in general, see Aligos’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2021 and as well as other documents Aligos files from time to time with the Securities and Exchange Commission. Except as required by law, Aligos undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Aligos Therapeutics, Inc
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Revenue from Collaborations	$910	$--

Operating Expenses:
Research and development	22,869	17,302
Selling, general and administrative	5,781	3,419
Total operating expenses	28,650	20,721

Loss from operations	(27,740)	(20,721)

Interest and other income (expense), net	111	692

Loss before income tax expense	(27,629)	(20,029)

Income tax expense	(45)	--

Net loss	$(27,674)	$(20,029)
	$(0.74)	$(7.56)
Weighted-average number of shares used in computing basic and diluted net loss per common share	37,434,261	2,648,885

Aligos Therapeutics, Inc
Condensed Consolidated Balance Sheets
(in thousands)
	March 31, 2021	December 31, 2020
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$200,362	$220,383
Short-term marketable securities	13,053	23,130
Prepaid expenses and other current assets	6,411	6,504
Total current assets	219,826	250,017
Other assets	14,714	15,285
Total assets	$234,540	$265,302
Liabilities and Stockholders’ Equity
Current liabilities	$25,231	$30,274
Other liabilities, noncurrent	14,089	14,989
Total liabilities	39,320	45,263
Total stockholders’ equity	195,220	220,039
Total liabilities and stockholders’ equity	$234,540	$265,302

(1)   The condensed, consolidated balance sheet at December 31, 2020 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Media Contact
Amy Jobe, Ph.D.
LifeSci Communications
+1 315 879 8192
ajobe@lifescicomms.com

Investor Contact
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com